Exhibit 99

                              Press Release

                                  Dated

                            September 15, 1999




















                              PRESS RELEASE



Today's date: September 15, 1999                  Contact: Bill W. Taylor
Release date: Immediately                         Exec. Vice President, C.F.O.
                                                  903-586-9861



             JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                             OF CASH DIVIDEND
                          (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on September 15, 1999, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on October 12, 1999, to stockholders of record at close of business on September 30, 1999.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through six branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of June 30, 1999, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $290.3 million, liabilities and deferred income of $254.9 million and stockholder's equity of $35.4 million.